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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS CONSENT

We consent to the use in this Registration Statement of Cost Plus, Inc. and Subsidiaries on Form S-3 of our report dated March 14, 1997, appearing the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touch LLP
San Francisco, California
October 2, 1997